SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): MARCH 20, 1997

                                IVAX CORPORATION

                  4400 BISCAYNE BOULEVARD, MIAMI, FLORIDA 33137

                                  305-575-6000
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Incorporated under the laws of the   Commission File Number   I.R.S. Employer Identification Number

        STATE OF FLORIDA                    1-09623                         16-1003559

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ITEM 5.           OTHER EVENTS.

         Bergen Brunswig Corporation ("Bergen") sent written notice to IVAX Corporation ("IVAX") on March 20, 1997 informing IVAX that Bergen was unilaterally terminating the Agreement and Plan of Merger, dated as of November 10, 1996 (the "Merger Agreement"), among BBI Healthcare Corporation, Bergen, IVAX, BBI-I Sub, Inc. and BBI-B Sub, Inc., effective immediately.

         In connection with the termination of the Merger Agreement, on March 21, 1997, Bergen filed a complaint against IVAX in the United States District Court for the Southern District of New York, alleging, among other things, that IVAX breached the Merger Agreement and seeking recovery of a $50 million fee and other money damages, interest and attorneys fees. IVAX does not believe that Bergen had a legal right to unilaterally terminate the Merger Agreement, and intends to defend the suit vigorously and pursue a counterclaim against Bergen for breach of the Merger Agreement.

         A copy of IVAX' press release announcing Bergen's actions is filed as
Exhibit 99.1 and incorporated herein by this reference.

ITEM 7.           EXHIBITS

         99.1 Press release dated March 20, 1997 announcing the unilateral termination of the previously announced merger agreement between IVAX and Bergen.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          IVAX CORPORATION

                                          \S\ ARMANDO A. TABERNILLA
                                          -------------------------------
                                          Armando A. Tabernilla
                                          Vice President -- Legal Affairs
                                          and General Counsel

Date: March 27, 1997

                                      -2-



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                                INDEX TO EXHIBITS

EXHIBIT NO.       DESCRIPTION
-----------       -----------

    99.1 Press release, dated March 20, 1997 announcing Bergen's termination of the Agreement and Plan of Merger, dated as of November 10, 1996, among BBI Healthcare Corporation, IVAX Corporation, Bergen Brunswig Corporation, BBI-I Sub, Inc. and BBI-B Sub, Inc.